Exhibit 99.1

Company Contact:	Investor Relations:
William R. Council, III President and CEO (615) 771-7575	Rodney O’Connor Cameron Associates (212) 554-5470
Advocat Posts Investor Day Video & Presentation to Website

BRENTWOOD, TN, (December 08, 2009) — Advocat Inc. (NASDAQ: AVCA) today announced that video of its first annual Investor Day held on December 7th is now posted on the company’s website along with the slide presentation used at the event.
To access the video and the presentation deck please visit the company’s website: http://www.irinfo.com/avc
Stated William R. Council, III, Chief Executive Officer of Advocat, “We were pleased with the attendance and interest at our first annual Investor Day held at company headquarters. New stockholders expressed their positive opinions of the company and we were gratified by the reception.”
Advocat provides long term care services to patients in 50 skilled nursing centers, primarily in the Southeast and Southwest. For additional information about the Company, visit Advocat’s web site: http://www.irinfo.com/avc.
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